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                                  EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT

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                                    Jurisdiction of Incorporation  Names Under Which
Name of Subsidiary                  or Organization                Subsidiaries Do Business
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
MAPICS Australia Pty. Ltd.          Australia                      MAPICS Australia Pty. Ltd.
MAPICS do Brasil Ltda.              Brazil                         MAPICS do Brasil Ltda.
3566196 Canada, Inc.                Canada                         3566196 Canada, Inc.
MAPICS EMEA Support Center B.V.     Netherlands                    MAPICS EMEA Support Center B.V.
Debutanten 1064AB                   Sweden                         Debutanten 1064AB
MAPICS Singapore Pte. Ltd.          Singapore                      MAPICS Singapore Pte. Ltd.
MAPICS GmbH                         Germany                        MAPICS GmbH
MAPICS KK                           Japan                          MAPICS KK
MAPICS UK Ltd.                      United Kingdom                 MAPICS UK Ltd.
MAPICS France S.a.r.l.              France                         MAPICS France S.a.r.l.
MAPICS International Corporation    Barbados                       MAPICS International Corporation
MAPICS, Hong Kong Limited           Hong Kong                      MAPICS, Hong Kong Limited
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